Exhibit 99.1

Ceridian Reports Second Quarter 2022 Results

Dayforce recurring revenue up 29.0% year-over-year, or 30.7% on a constant currency basis3

Revenue of $301.2 million, up 20.3% year-over-year, or 22.7% on a constant currency basis3

Cloud recurring gross margin2 of 72.2% and adjusted Cloud recurring gross margin3 of 76.4%

Minneapolis, MN and Toronto, ON, August 3, 2022 - Ceridian HCM Holding Inc. (“Ceridian”) (NYSE:CDAY) (TSX:CDAY), a global leader in human capital management (HCM) technology, today announced its financial results for the second quarter ended June 30, 2022.

“In the second quarter, we continued to execute well against both our growth and profitability objectives, as driven by the growth of Dayforce recurring revenue and continued expansion of cloud recurring gross margin,” said David Ossip, Chair and co-CEO of Ceridian.

“We’ve made meaningful strides to expand our addressable market from both a product and customer perspective,” said Leagh Turner, co-CEO of Ceridian. "Continued innovation on the Dayforce platform allows us to deliver more value to new and existing customers, while investments in our sales ecosystem and partners expand the breadth of our customer base, positioning us for durable, long-term growth."

Financial Highlights for the Second Quarter 20221

Revenue Highlights

•
Total revenue, which includes revenue from both Cloud and Bureau solutions, was $301.2 million for the second quarter of 2022, an increase of 20.3%, or 22.7% on a constant currency basis. Excluding float revenue, total revenue was $286.5 million for the second quarter of 2022, an increase of 19.4%, or 21.8% on a constant currency basis3.
•
Dayforce recurring revenue was $194.3 million for the second quarter of 2022, an increase of 29.0%, or 30.7% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $183.2 million for the second quarter of 2022, an increase of 28.0%, or 29.7% on a constant currency basis3.
•
Cloud revenue, which includes both Dayforce and Powerpay revenue, was $262.9 million for the second quarter of 2022, an increase of 25.5%, or 27.7% on a constant currency basis. Excluding float revenue, Cloud revenue was $249.1 million for the second quarter of 2022, an increase of 24.6%, or 26.8% on a constant currency basis3.

Other Financial Highlights

•
Cloud recurring gross margin2 was 72.2% for the second quarter of 2022, compared to 72.0%. Excluding the impact of share-based compensation and related employer taxes, and severance charges, cloud recurring gross margin was 76.4% for the second quarter of 2022, compared to 74.1%.3
•
Net loss was $19.8 million for the second quarter of 2022, compared to net loss of $25.8 million. Adjusted net income3 was $33.0 million for the second quarter of 2022, compared to $18.9 million.
•
Diluted net loss per share was ($0.13) for the second quarter of 2022, compared to ($0.17). Adjusted diluted net income per share3 was $0.21 for the second quarter of 2022, compared to $0.12. Diluted weighted average common shares outstanding were 152.8 million and 149.3 million for the second quarter of 2022 and 2021, respectively, and 155.1 million and 155.4 million for the second quarter of 2022 and 2021, respectively, on an Adjusted basis.3
•
Adjusted EBITDA3 was $61.8 million for the second quarter of 2022, compared to $39.9 million.
•
Cash and equivalents were $371.2 million as of June 30, 2022, compared to $367.5 million as of December 31, 2021.

1 | Q2 2022 Earnings Release

•
Total debt was $1,238.5 million as of June 30, 2022, a decrease of $4.0 million, compared to $1,242.5 million as of December 31, 2021.

Dayforce Live Customer Count

•
5,728 Dayforce customers were live on the Dayforce platform as of June 30, 2022, an increase of 11%.4
•
Dayforce recurring revenue per customer was $114,630 for the trailing twelve months ended June 30, 2022, an increase of 10.5%.3,5

1 The quarterly financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in U.S. dollars unless otherwise stated.

2 Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations.

3 This is a Non-GAAP financial measure. For Non-GAAP financial measures with a directly comparable GAAP financial measure, a reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, included in the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

4 Excluding the 2021 acquisitions of Ascender HCM Pty Limited ("Ascender") and ATI ROW, LLC and ADAM HCM MEXICO, S. de R.L. de C.V. (collectively, "ADAM HCM").

5 Excluding float revenue, the impact of lower employment levels in 2021 and 2020 due to the Coronavirus disease 2019 ("COVID-19") pandemic, Ascender and ADAM HCM revenue and on a constant currency basis.

Business Outlook

Based on information available as of August 3, 2022, Ceridian is issuing the following guidance for the third quarter of 2022 and updating full year 2022 outlook as indicated below. Ceridian's outlook reflects a revised average U.S. dollar to Canadian dollar foreign exchange rate of $1.29 compared to the previous assumption of $1.25. For the full year 2022, Ceridian is adjusting its guidance for Dayforce recurring revenue, excluding float revenue, to reflect the adverse impact of a stronger U.S. dollar noted above, while maintaining its prior guidance on a constant currency basis. Further, Ceridian is increasing its guidance on cloud revenue, total revenue and Adjusted EBITDA. Comparisons are on a year-over-year basis, unless stated otherwise.

Third Quarter 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue, of $188 million to $190 million or an increase of 23% to 24% on a GAAP basis, and 24% to 26% on a constant currency basis.
•
Cloud revenue of $269 million to $272 million, or an increase of 22% to 24% on a GAAP basis and 24% to 26% on a constant currency basis.
•
Total revenue of $304 million to $307 million, or an increase of 18% to 19% on a GAAP basis and 20% to 21% on a constant currency basis.
•
Float revenue of $17.5 million, an increase of 77% on a GAAP basis, and 79% on a constant currency basis.
•
Adjusted EBITDA of $48 million to $50 million.

Full Year 2022 Guidance

•
Dayforce recurring revenue, excluding float revenue, of $747 million to $757 million, or an increase of 25% to 27% on a GAAP basis, and 26% to 28% on a constant currency basis, compared to previously issued guidance of $751 million to $762 million.
•
Cloud revenue of $1,072 million to $1,084 million, or an increase of 23% to 24% on a GAAP basis, and 24% to 26% on a constant currency basis, compared to previously issued guidance of $1,067 million to $1,083 million.

2 | Q2 2022 Earnings Release

•
Total revenue of $1,218 million to $1,233 million, or an increase of 19% to 20% on a GAAP basis, and 20% to 22% on a constant currency basis, compared to previously issued guidance of $1,208 million to $1,230 million.
•
Float revenue of $65 million, an increase of 58% on a GAAP basis, and 60% on a constant currency basis, compared to previously issued guidance of $52 million.
•
Adjusted EBITDA of $210 million to $225 million, compared to previously issued guidance of $190 million to $205 million.

Supplemental guidance details

As expected, Ceridian incurred severance and restructuring costs in the second quarter of 2022 in conjunction with the re-balancing of its workforce across its global footprint. These costs amounted to $5.2 million in the second quarter of 2022 and were accounted for in cost of recurring revenue. Ceridian now expects an additional $6 million of costs associated with this re-balancing of the workforce. The majority of these remaining costs are expected to be incurred in the third quarter, with the balance recognized in the fourth quarter of 2022. Excluding these costs, Ceridian expects cloud recurring gross margin to continue to improve throughout the second half of 2022.

Ceridian's updated float guidance reflects the near-term rate environment and the rolling maturity of its laddered core portfolio.

Ceridian has not reconciled the Adjusted EBITDA range for the full year or third quarter of 2022 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.28, with a daily range of $1.25 to $1.30 for the three months ended June 30, 2022 compared to $1.23, with a daily range of $1.20 to $1.26 for the three months ended June 30, 2021. As of June 30, 2022, the U.S. dollar to Canadian dollar foreign exchange rate was $1.29. To present the performance of the business excluding the effect of foreign currency rate fluctuations, Ceridian presents revenue on a constant currency basis, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

For the full year and third quarter of 2022, Ceridian's guidance assumes an average U.S dollar to Canadian dollar foreign exchange rate of $1.29, compared to an average rate of $1.26 for the third quarter of 2021 and $1.25 for the full year of 2021.

Conference Call Details

Ceridian will host a conference call to discuss the second quarter of 2022 earnings at 5:00 p.m. Eastern Time on August 3, 2022. A live Zoom Video Webinar of the event can be accessed at that time, through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_uWXv6DiCSoq0--XVRAzwyw. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, the flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

3 | Q2 2022 Earnings Release

Use of Non-GAAP Financial Measures

Ceridian uses certain non-GAAP financial measures in this release including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted diluted net income per share, revenue on a constant currency basis, Dayforce recurring revenue per customer, and Adjusted Cloud recurring gross margin. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate its overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of Ceridian’s management incentive plan and are used by management to assess performance and to compare its operating performance to its competitors. Ceridian defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted Cloud recurring margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue, as adjusted to exclude share-based compensation and severance charges, as a percentage of total Cloud recurring revenue, which is exclusive of any product development and management or depreciation and amortization cost allocations. Adjusted net income is defined as net income (loss), as adjusted to exclude foreign exchange gains (losses), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, amortization of acquisition-related intangible assets, and other non-recurring items, all of which are adjusted for the effect of income taxes. Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments. Ceridian believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income are helpful in highlighting management performance trends because EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of its business operations.

Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income are intended as supplemental measures of its performance that are not required by, or presented in accordance with, GAAP. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income should not be considered as alternatives to net income (loss), earnings (loss) per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Ceridian’s presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess its operating performance.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income are not defined under GAAP, are not measures of net income (loss) or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Ceridian’s use of the terms EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in its industry and are not measures of performance calculated in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income have important limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of Ceridian’s results as reported under GAAP.

In evaluating EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Cloud recurring gross margin, and Adjusted net income, users should be aware that in the future Ceridian may incur expenses similar to those eliminated in this presentation.

Ceridian presents revenue on a constant currency basis to assess how its underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

4 | Q2 2022 Earnings Release

Ceridian's Dayforce recurring revenue per customer is an indicator of the average size of its Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, Ceridian starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue, the impact of lower employment levels in 2021 and 2020 due to the COVID-19 pandemic, and Ascender and ADAM HCM revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender and ADAM HCM. Ceridian calculates and monitors Dayforce recurring revenue per customer on a quarterly basis. Ceridian's Dayforce recurring revenue per customer may fluctuate as a result of a number of factors, including the number of live Dayforce customers and the number of customers purchasing the full HCM suite. Ceridian has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Ceridian’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2022, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Ceridian has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Ceridian’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to manage its growth effectively or execute on its growth strategy;
•
its failure to provide new or enhanced functionality and features;
•
its inability to successfully compete in the market in which we operate and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its inability to offer and deliver high-quality technical support, implementation and professional services;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•
its failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to manage its aging technical operations infrastructure;
•
its inability to maintain necessary third-party relationships, and third party software licenses, and identify errors in the software it licenses;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock; or
•
the duration and scope of the COVID-19 pandemic, including the uncertainty around the surge of different variants and the actions that governmental authorities may take in all the jurisdictions where we operate.

Additional factors or events that could cause Ceridian’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Ceridian to predict all of them. Should one or more of

5 | Q2 2022 Earnings Release

these risks or uncertainties materialize, or should any of Ceridian’s assumptions prove incorrect, its actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Ceridian’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; Ceridian will be able to maintain its relationships with its employees, customers and partners; Ceridian will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Ceridian. Any forward-looking statement made by Ceridian in this press release speaks only as of the date on which it is made. Ceridian undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

6 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$371.2	$367.5
Restricted cash	1.0	1.9
Trade and other receivables, net	151.5	146.3
Prepaid expenses and other current assets	116.8	92.6
Total current assets before customer funds	640.5	608.3
Customer funds	5,397.0	3,535.8
Total current assets	6,037.5	4,144.1
Right of use lease asset	30.7	29.4
Property, plant, and equipment, net	141.4	128.2
Goodwill	2,302.2	2,323.6
Other intangible assets, net	312.5	332.5
Other assets	258.0	208.4
Total assets	$9,082.3	$7,166.2
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.3	$8.3
Current portion of long-term lease liabilities	11.6	11.3
Accounts payable	51.0	51.7
Deferred revenue	42.3	48.7
Employee compensation and benefits	74.4	77.3
Other accrued expenses	23.8	24.7
Total current liabilities before customer funds obligations	211.4	222.0
Customer funds obligations	5,487.8	3,519.9
Total current liabilities	5,699.2	3,741.9
Long-term debt, less current portion	1,214.7	1,124.4
Employee benefit plans	19.8	20.7
Long-term lease liabilities, less current portion	30.9	32.7
Other liabilities	23.4	19.0
Total liabilities	6,988.0	4,938.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 153,033,594 and 151,995,031 shares issued and outstanding, respectively	1.5	1.5
Additional paid in capital	2,869.9	2,860.0
Accumulated deficit	(346.4)	(309.2)
Accumulated other comprehensive loss	(430.7)	(324.8)
Total stockholders’ equity	2,094.3	2,227.5
Total liabilities and equity	$9,082.3	$7,166.2

7 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Dollars in millions, except share and per share data, unaudited)
Revenue:
Recurring	$251.1	$208.1	$499.0	$404.1
Professional services and other	50.1	42.3	95.5	80.8
Total revenue	301.2	250.4	594.5	484.9
Cost of revenue:
Recurring	75.0	65.4	157.3	125.1
Professional services and other	57.1	47.3	111.6	92.0
Product development and management	39.8	31.8	80.2	57.6
Depreciation and amortization	13.3	13.8	26.3	24.9
Total cost of revenue	185.2	158.3	375.4	299.6
Gross profit	116.0	92.1	219.1	185.3
Selling, general, and administrative	122.5	111.8	244.5	207.4
Operating loss	(6.5)	(19.7)	(25.4)	(22.1)
Interest expense, net	6.7	9.9	12.5	15.5
Other expense, net	5.8	8.2	5.5	12.8
Loss before income taxes	(19.0)	(37.8)	(43.4)	(50.4)
Income tax expense (benefit)	0.8	(12.0)	3.8	(5.4)
Net loss	$(19.8)	$(25.8)	$(47.2)	$(45.0)
Net loss per share:
Basic	$(0.13)	$(0.17)	$(0.31)	$(0.30)
Diluted	$(0.13)	$(0.17)	$(0.31)	$(0.30)
Weighted-average shares outstanding:
Basic	152,752,369	149,293,833	152,439,996	149,006,538
Diluted	152,752,369	149,293,833	152,439,996	149,006,538

8 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2022	2021
	(Dollars in millions, unaudited)
Net loss	$(47.2)	$(45.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax expense (benefit)	6.4	(29.2)
Depreciation and amortization	42.5	38.3
Amortization of debt issuance costs and debt discount	2.0	6.2
Provision for doubtful accounts	1.7	0.9
Net periodic pension and postretirement cost	2.4	4.4
Share-based compensation	74.3	54.2
Change in fair value of contingent consideration	2.0	—
Other	(1.2)	(0.4)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(9.3)	(3.7)
Prepaid expenses and other current assets	(14.3)	(12.1)
Accounts payable and other accrued expenses	(3.3)	(1.5)
Deferred revenue	(5.2)	1.7
Employee compensation and benefits	(2.4)	(14.3)
Accrued interest	—	0.4
Accrued taxes	(7.9)	27.4
Other assets and liabilities	(1.8)	(4.2)
Net cash provided by operating activities	38.7	23.1
Cash Flows from Investing Activities
Purchase of customer funds marketable securities	(450.5)	(280.8)
Proceeds from sale and maturity of customer funds marketable securities	240.4	276.2
Expenditures for property, plant, and equipment	(6.6)	(5.9)
Expenditures for software and technology	(35.6)	(25.4)
Acquisition costs, net of cash and restricted cash acquired	—	(373.6)
Net cash used in investing activities	(252.3)	(409.5)
Cash Flows from Financing Activities
Increase (decrease) in customer funds obligations, net	1,983.4	(566.1)
Proceeds from issuance of common stock under share-based compensation plans	13.3	34.4
Repayment of long-term debt obligations	(4.2)	(2.7)
Proceeds from revolving credit facility	—	295.0
Repayment of revolving credit facility	—	(295.0)
Proceeds from issuance of convertible senior notes, net of issuance costs	—	561.8
Purchases of capped calls related to convertible senior notes	—	(45.0)
Net cash provided by (used in) financing activities	1,992.5	(17.6)
Effect of exchange rate changes on cash, restricted cash, and equivalents	(4.9)	6.7
Net increase (decrease) in cash, restricted cash, and equivalents	1,774.0	(397.3)
Cash, restricted cash, and equivalents at beginning of period	1,952.9	2,228.5
Cash, restricted cash, and equivalents at end of period	$3,726.9	$1,831.2
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$371.2	$335.2
Restricted cash	1.0	2.0
Restricted cash and equivalents included in customer funds	3,354.7	1,494.0
Total cash, restricted cash, and equivalents	$3,726.9	$1,831.2

9 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$183.2	$143.1	28.0%	(1.7)%	29.7%
Dayforce float	11.1	7.5	48.0%	(2.7)%	50.7%
Total Dayforce recurring	194.3	150.6	29.0%	(1.7)%	30.7%
Powerpay recurring, excluding float	19.6	18.5	5.9%	(4.4)%	10.3%
Powerpay float	2.7	2.0	35.0%	(5.0)%	40.0%
Total Powerpay recurring	22.3	20.5	8.8%	(4.4)%	13.2%
Total Cloud recurring	216.6	171.1	26.6%	(2.0)%	28.6%
Dayforce professional services and other	46.2	38.0	21.6%	(2.9)%	24.5%
Powerpay professional services and other	0.1	0.3	(66.7)%	(—)%	(66.7)%
Total Cloud professional services and other	46.3	38.3	20.9%	(2.9)%	23.8%
Total Cloud revenue	262.9	209.4	25.5%	(2.2)%	27.7%
Bureau recurring, excluding float	33.6	36.1	(6.9)%	(3.6)%	(3.3)%
Bureau float	0.9	0.9	(—)%	(—)%	(—)%
Total Bureau recurring	34.5	37.0	(6.8)%	(3.6)%	(3.2)%
Bureau professional services and other	3.8	4.0	(5.0)%	(5.0)%	(—)%
Total Bureau revenue	38.3	41.0	(6.6)%	(3.7)%	(2.9)%
Total revenue	$301.2	$250.4	20.3%	(2.4)%	22.7%

Dayforce	$240.5	$188.6	27.5%	(2.0)%	29.5%
Powerpay	22.4	20.8	7.7%	(4.3)%	12.0%
Total Cloud revenue	$262.9	$209.4	25.5%	(2.2)%	27.7%

Dayforce, excluding float	$229.4	$181.1	26.7%	(1.9)%	28.6%
Powerpay, excluding float	19.7	18.8	4.8%	(4.2)%	9.0%
Cloud float	13.8	9.5	45.3%	(3.1)%	48.4%
Total Cloud revenue	$262.9	$209.4	25.5%	(2.2)%	27.7%

Cloud recurring, excluding float	$202.8	$161.6	25.5%	(2.0)%	27.5%
Bureau recurring, excluding float	33.6	36.1	(6.9)%	(3.6)%	(3.3)%
Total recurring, excluding float	236.4	197.7	19.6%	(2.3)%	21.9%
Total revenue, excluding float	$286.5	$240.0	19.4%	(2.4)%	21.8%
(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

10 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Six Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Dollars in millions)
Revenue:
Dayforce recurring, excluding float	$363.5	$280.7	29.5%	(0.6)%	30.1%
Dayforce float	19.4	15.2	27.6%	(1.3)%	28.9%
Total Dayforce recurring	382.9	295.9	29.4%	(0.7)%	30.1%
Powerpay recurring, excluding float	39.0	36.9	5.7%	(2.4)%	8.1%
Powerpay float	4.9	3.9	25.6%	(2.6)%	28.2%
Total Powerpay recurring	43.9	40.8	7.6%	(2.4)%	10.0%
Total Cloud recurring	426.8	336.7	26.8%	(0.9)%	27.7%
Dayforce professional services and other	87.8	74.8	17.4%	(1.7)%	19.1%
Powerpay professional services and other	0.3	0.6	(50.0)%	(—)%	(50.0)%
Total Cloud professional services and other	88.1	75.4	16.8%	(1.8)%	18.6%
Total Cloud revenue	514.9	412.1	24.9%	(1.1)%	26.0%
Bureau recurring, excluding float	70.4	65.4	7.6%	(2.5)%	10.1%
Bureau float	1.8	2.0	(10.0)%	(—)%	(10.0)%
Total Bureau recurring	72.2	67.4	7.1%	(2.4)%	9.5%
Bureau professional services and other	7.4	5.4	37.0%	(3.7)%	40.7%
Total Bureau revenue	79.6	72.8	9.3%	(2.5)%	11.8%
Total revenue	$594.5	$484.9	22.6%	(1.3)%	23.9%

Dayforce	$470.7	$370.7	27.0%	(0.9)%	27.9%
Powerpay	44.2	41.4	6.8%	(2.4)%	9.2%
Total Cloud revenue	$514.9	$412.1	24.9%	(1.1)%	26.0%

Dayforce, excluding float	$451.3	$355.5	26.9%	(0.9)%	27.8%
Powerpay, excluding float	39.3	37.5	4.8%	(2.4)%	7.2%
Cloud float	24.3	19.1	27.2%	(1.6)%	28.8%
Total Cloud revenue	$514.9	$412.1	24.9%	(1.1)%	26.0%

Cloud recurring, excluding float	$402.5	$317.6	26.7%	(0.9)%	27.6%
Bureau recurring, excluding float	70.4	65.4	7.6%	(2.5)%	10.1%
Total recurring, excluding float	472.9	383.0	23.5%	(1.1)%	24.6%
Total revenue, excluding float	$568.4	$463.8	22.6%	(1.2)%	23.8%

(a)
Ceridian has calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

11 | Q2 2022 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of the reported results to the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net loss for all periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(Dollars in millions)
Net loss	$(19.8)	$(25.8)	$(47.2)	$(45.0)
Interest expense, net	6.7	9.9	12.5	15.5
Income tax expense (benefit)	0.8	(12.0)	3.8	(5.4)
Depreciation and amortization	21.6	23.3	42.5	38.3
EBITDA	9.3	(4.6)	11.6	3.4
Foreign exchange loss	3.6	5.1	2.8	7.0
Share-based compensation (a)	38.9	31.9	74.4	54.9
Severance charges (b)	7.0	1.6	24.3	3.7
Restructuring consulting fees (c)	1.8	4.3	3.7	12.1
Other non-recurring items (d)	1.2	1.6	2.4	3.3
Adjusted EBITDA	$61.8	$39.9	$119.2	$84.4
Net profit margin (e)	(6.6)%	(10.3)%	(7.9)%	(9.3)%
Adjusted EBITDA margin	20.5%	15.9%	20.1%	17.4%

(a)
Represents share-based compensation expense and related employer taxes.
(b)
Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(c)
Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.
(d)
Represents (1) the impact of the fair value adjustment for the DataFuzion HCM, Inc. ("DataFuzion") contingent consideration in 2022, (2) the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and (3) the net impact of the abandonment of certain leased facilities.
(e)
Net profit margin is determined by calculating the percentage that net income (loss) is of total revenue.

12 | Q2 2022 Earnings Release

	Three Months Ended June 30, 2022
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$60.2	$4.0	$5.0	$—	$51.2
Bureau	14.8	0.3	0.6	—	13.9
Total recurring	75.0	4.3	5.6	—	65.1
Professional services and other	57.1	3.8	0.3	—	53.0
Product development and management	39.8	6.4	0.4	—	33.0
Depreciation and amortization	13.3	—	—	—	13.3
Total cost of revenue	185.2	14.5	6.3	—	164.4
Sales and marketing	62.4	6.3	0.4	—	55.7
General and administrative	60.1	18.1	0.3	10.6	31.1
Operating (loss) profit	(6.5)	38.9	7.0	10.6	50.0
Other expense, net	5.8	—	—	3.6	2.2
Depreciation and amortization	21.6	—	—	(7.6)	14.0
EBITDA	9.3	38.9	7.0	6.6	61.8
Interest expense, net	6.7	—	—	—	6.7
Income tax expense (c)	0.8	—	—	(7.3)	8.1
Depreciation and amortization	21.6	—	—	7.6	14.0
Net (loss) income	$(19.8)	$38.9	$7.0	$6.9	$33.0
Net (loss) income per share - basic (d)	$(0.13)	$0.25	$0.05	$0.05	$0.22
Net (loss) income per share - diluted (d)	$(0.13)	$0.25	$0.05	$0.04	$0.21

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the impact of the fair value adjustment for the DataFuzion contingent consideration, the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the net impact related to the abandonment of certain leased facilities.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 152,752,369 weighted-average shares of common stock and Adjusted basic and diluted net income per share are calculated based upon 152,752,369 and 155,050,394 weighted-average shares of common stock, respectively.

13 | Q2 2022 Earnings Release

	Three Months Ended June 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$47.9	$3.3	$0.2	$—	$44.4
Bureau	17.5	0.6	0.4	—	16.5
Total recurring	65.4	3.9	0.6	—	60.9
Professional services and other	47.3	2.7	0.1	—	44.5
Product development and management	31.8	4.8	—	—	27.0
Depreciation and amortization	13.8	—	—	—	13.8
Total cost of revenue	158.3	11.4	0.7	—	146.2
Sales and marketing	52.3	3.7	0.2	—	48.4
General and administrative	59.5	16.8	0.7	14.2	27.8
Operating (loss) profit	(19.7)	31.9	1.6	14.2	28.0
Other expense, net	8.2	—	—	6.6	1.6
Depreciation and amortization	23.3	—	—	(9.8)	13.5
EBITDA	(4.6)	31.9	1.6	11.0	39.9
Interest expense, net	9.9	—	—	—	9.9
Income tax benefit (c)	(12.0)	—	—	(9.6)	(2.4)
Depreciation and amortization	23.3	—	—	9.8	13.5
Net (loss) income	$(25.8)	$31.9	$1.6	$11.2	$18.9
Net (loss) income per share - basic (d)	$(0.17)	$0.21	$0.01	$0.08	$0.13
Net (loss) income per share - diluted (d)	$(0.17)	$0.21	$0.01	$0.07	$0.12

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average run rate and the current period actuarially determined pension expense resulting from the changes in investment strategy associated with protecting the now fully funded status of its largest U.S pension plan, and charges related to the abandonment of certain leased facilities.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 149,293,833 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 149,293,833 and 155,360,486 weighted-average shares of common stock, respectively.

14 | Q2 2022 Earnings Release

	Six Months Ended June 30, 2022
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$124.8	$7.5	$14.6	$—	$102.7
Bureau	32.5	0.7	2.1	—	29.7
Total recurring	157.3	8.2	16.7	—	132.4
Professional services and other	111.6	6.7	0.5	—	104.4
Product development and management	80.2	12.2	3.7	—	64.3
Depreciation and amortization	26.3	—	—	—	26.3
Total cost of revenue	375.4	27.1	20.9	—	327.4
Sales and marketing	120.8	11.5	2.5	—	106.8
General and administrative	123.7	35.8	0.9	21.1	65.9
Operating (loss) profit	(25.4)	74.4	24.3	21.1	94.4
Other expense, net	5.5	—	—	3.2	2.3
Depreciation and amortization	42.5	—	—	(15.4)	27.1
EBITDA	11.6	74.4	24.3	8.9	119.2
Interest expense, net	12.5	—	—	—	12.5
Income tax expense (c)	3.8	—	—	(22.3)	26.1
Depreciation and amortization	42.5	—	—	15.4	27.1
Net (loss) income	$(47.2)	$74.4	$24.3	$2.0	$53.5
Net (loss) income per share - basic (d)	$(0.31)	$0.49	$0.16	$0.01	$0.35
Net (loss) income per share - diluted (d)	$(0.31)	$0.48	$0.16	$0.01	$0.34

(a)
Other includes amortization of acquisition-related intangible assets, restructuring consulting fees, foreign exchange loss, the impact of the fair value adjustment for the DataFuzion contingent consideration, the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status, and the net impact of the abandonment of certain leased facilities.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 152,439,996 weighted-average shares of common stock and Adjusted basic and diluted net income per share are calculated based upon 152,439,996 and 155,374,807 weighted-average shares of common stock, respectively.

15 | Q2 2022 Earnings Release

	Six Months Ended June 30, 2021
	As reported	Share-based compensation	Severance charges	Other (a)	Adjusted (b)
	(Dollars in millions)
Cost of revenue:
Recurring
Cloud	$94.0	$5.2	$0.2	$—	$88.6
Bureau	31.1	1.0	1.1	—	29.0
Total recurring	125.1	6.2	1.3	—	117.6
Professional services and other	92.0	4.6	0.1	—	87.3
Product development and management	57.6	7.9	0.2	—	49.5
Depreciation and amortization	24.9	—	—	—	24.9
Total cost of revenue	299.6	18.7	1.6	—	279.3
Sales and marketing	98.4	6.5	1.0	—	90.9
General and administrative	109.0	29.7	1.1	24.5	53.7
Operating (loss) profit	(22.1)	54.9	3.7	24.5	61.0
Other expense, net	12.8	—	—	9.9	2.9
Depreciation and amortization	38.3	—	—	(12.0)	26.3
EBITDA	3.4	54.9	3.7	22.4	84.4
Interest expense, net	15.5	—	—	—	15.5
Income tax benefit (c)	(5.4)	—	—	(13.4)	8.0
Depreciation and amortization	38.3	—	—	12.0	26.3
Net (loss) income	$(45.0)	$54.9	$3.7	$21.0	$34.6
Net (loss) income per share - basic (d)	$(0.30)	$0.37	$0.02	$0.14	$0.23
Net (loss) income per share - diluted (d)	$(0.30)	$0.37	$0.02	$0.14	$0.22

(a)
Other includes amortization of acquisition-related intangible assets, foreign exchange loss, restructuring consulting fees, the difference between the historical five-year average run rate and the current period actuarially determined pension expense resulting from the changes in investment strategy associated with protecting the now fully funded status of its largest U.S pension plan, and charges related to the abandonment of certain leased facilities.
(b)
The Adjusted amount is a non-GAAP financial measure.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP basic and diluted net loss per share are calculated based upon 149,006,538 weighted-average shares of common stock, and Adjusted basic and diluted net income per share are calculated based upon 149,006,538 and 155,259,216 weighted-average shares of common stock, respectively.

16 | Q2 2022 Earnings Release

Ceridian is providing the supplemental tables below to make available comparative historical information with regards to recurring gross margins. Readers should refer to the “Use of Non-GAAP Financial Measures” section above in conjunction with these tables.

	Three Months Ended March 31, 2020			Three Months Ended June 30, 2020
	Cloud recurring	Bureau recurring	Total recurring	Cloud recurring	Bureau recurring	Total recurring
	(Dollars in millions)			(Dollars in millions)

Recurring revenue	$149.9	$31.6	$181.5	$134.7	$24.4	$159.1

Cost of revenue - as reported	$41.0	$11.2	$52.2	$39.4	$9.9	$49.3
Adjustments:
Share-based compensation	0.6	0.2	0.8	1.5	0.4	1.9
Severance charges	0.6	0.2	0.8	—	—	—
Cost of revenue - adjusted (a)	$39.8	$10.8	$50.6	$37.9	$9.5	$47.4

Gross profit - as reported	$108.9	$20.4	$129.3	$95.3	$14.5	$109.8
Gross profit - adjusted (a)	$110.1	$20.8	$130.9	$96.8	$14.9	$111.7
Gross margin - as reported (%)	72.6%	64.6%	71.2%	70.7%	59.4%	69.0%
Gross margin - adjusted (%, a)	73.4%	65.8%	72.1%	71.9%	61.1%	70.2%

(a)
The Adjusted amount is a non-GAAP financial measure.

	Three Months Ended September 30, 2020			Three Months Ended December 31, 2020
	Cloud recurring	Bureau recurring	Total recurring	Cloud recurring	Bureau recurring	Total recurring
	(Dollars in millions)			(Dollars in millions)

Recurring revenue	$141.3	$26.8	$168.1	$153.8	$27.7	$181.5

Cost of revenue - as reported	$41.8	$12.5	$54.3	$44.7	$12.8	$57.5
Adjustments:
Share-based compensation	1.4	0.4	1.8	1.3	0.3	1.6
Severance charges	0.6	0.2	0.8	0.2	—	0.2
Cost of revenue - adjusted (a)	$39.8	$11.9	$51.7	$43.2	$12.5	$55.7

Gross profit - as reported	$99.5	$14.3	$113.8	$109.1	$14.9	$124.0
Gross profit - adjusted (a)	$101.5	$14.9	$116.4	$110.6	$15.2	$125.8
Gross margin - as reported (%)	70.4%	53.4%	67.7%	70.9%	53.8%	68.3%
Gross margin - adjusted (%, a)	71.8%	55.6%	69.2%	71.9%	54.9%	69.3%

(a)
The Adjusted amount is a non-GAAP financial measure.

17 | Q2 2022 Earnings Release

	Three Months Ended March 31, 2021			Three Months Ended June 30, 2021
	Cloud recurring	Bureau recurring	Total recurring	Cloud recurring	Bureau recurring	Total recurring
	(Dollars in millions)			(Dollars in millions)

Recurring revenue	$165.6	$30.4	$196.0	$171.1	$37.0	$208.1

Cost of revenue - as reported	$46.1	$13.6	$59.7	$47.9	$17.5	$65.4
Adjustments:
Share-based compensation	1.9	0.4	2.3	3.3	0.6	3.9
Severance charges	—	0.7	0.7	0.2	0.4	0.6
Cost of revenue - adjusted (a)	$44.2	$12.5	$56.7	$44.4	$16.5	$60.9

Gross profit - as reported	$119.5	$16.8	$136.3	$123.2	$19.5	$142.7
Gross profit - adjusted (a)	$121.4	$17.9	$139.3	$126.7	$20.5	$147.2
Gross margin - as reported (%)	72.2%	55.3%	69.5%	72.0%	52.7%	68.6%
Gross margin - adjusted (%, a)	73.3%	58.9%	71.1%	74.1%	55.4%	70.7%

(a)
The Adjusted amount is a non-GAAP financial measure.

	Three Months Ended September 31, 2021			Three Months Ended December 31, 2021
	Cloud recurring	Bureau recurring	Total recurring	Cloud recurring	Bureau recurring	Total recurring
	(Dollars in millions)			(Dollars in millions)

Recurring revenue	$181.0	$34.0	$215.0	$195.2	$36.4	$231.6

Cost of revenue - as reported	$49.4	$16.6	$66.0	$54.3	$17.0	$71.3
Adjustments:
Share-based compensation	3.0	0.5	3.5	2.8	0.4	3.2
Severance charges	(0.1)	0.4	0.3	0.3	0.1	0.4
Cost of revenue - adjusted (a)	$46.5	$15.7	$62.2	$51.2	$16.5	$67.7

Gross profit - as reported	$131.6	$17.4	$149.0	$140.9	$19.4	$160.3
Gross profit - adjusted (a)	$134.5	$18.3	$152.8	$144.0	$19.9	$163.9
Gross margin - as reported (%)	72.7%	51.2%	69.3%	72.2%	53.3%	69.2%
Gross margin - adjusted (%, a)	74.3%	53.8%	71.1%	73.8%	54.7%	70.8%

(a)
The Adjusted amount is a non-GAAP financial measure.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@ceridian.com

Public Relations

1-647-417-2117

teri.murphy@ceridian.com

18 | Q2 2022 Earnings Release